                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

   13 1/2% SERIES A SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010

                                      OF

                        CONCENTRIC NETWORK CORPORATION

  THIS NOTICE OF GUARANTEED DELIVERY, OR ONE SUBSTANTIALLY EQUIVALENT TO THIS FORM, MUST BE USED TO ACCEPT THE EXCHANGE OFFER (AS DEFINED BELOW) IF (I) CERTIFICATES FOR THE COMPANY'S (AS DEFINED BELOW) 13 1/2% SERIES A SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010 (SERIES A PREFERRED) ARE NOT IMMEDIATELY AVAILABLE, (II) SERIES A PREFERRED, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO CHASEMELLON SHAREHOLDER SERVICES, LLC (THE "EXCHANGE AGENT") ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS REFERRED TO BELOW) OR (III) THE PROCEDURES FOR DELIVERY BY BOOK-ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS. THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, OVERNIGHT COURIER OR MAIL, OR TRANSMITTED BY FACSIMILE TRANSMISSION, TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER PROCEDURES FOR TENDERING" IN THE PROSPECTUS.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     CHASEMELLON SHAREHOLDER SERVICES, LLC

                     BY MAIL, OVERNIGHT DELIVERY OR HAND:

                     CHASEMELLON SHAREHOLDER SERVICES, LLC
                       275 MONTGOMERY STREET, 23RD FLOOR
                            SAN FRANCISCO, CA 94104
                       (CONCENTRIC NETWORK CORPORATION)

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                (415) 489-5241

                           FACSIMILE TRANSMISSIONS:
                                (415) 743-1426

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Concentric Network Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated July   , 1998 (as the same may be amended or
supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Series A Preferred set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Procedures for Tendering Series A Preferred."

                  DESCRIPTION OF SERIES A PREFERRED TENDERED

Name(s), Address(es) and Area Code(s) and Telephone
 Number(s) of Registered Holder(s):       Certificate Number(s) (if available):

Aggregate Principal Amount Tendered: $

Signature(s):

If Series A Preferred will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

DTC Account Number:

Date:

Transaction Code Number:

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i)a bank; (ii)a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii)a credit union; (iv)a national securities exchange, registered securities association or clearing agency; or (v)a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Series A Preferred tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Series A Preferred to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Series A Preferred tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:                        Authorized Signature:

Address:                             Name (Please Print):

                                     Capacity or Title:

Area Code and Telephone Number:      Date:

  NOTE: DO NOT SEND SERIES A PREFERRED WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF SERIES A PREFERRED MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

  No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in the Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange of Series A Preferred for Series B Preferred made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

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